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                                                                   EXHIBIT 23.1



                           MAGGART & ASSOCIATES, P.C.
                          Certified Public Accountants

                            150 FOURTH AVENUE, NORTH
                                   SUITE 2150
                        NASHVILLE, TENNESSEE 37219-2417
                            Telephone (615) 252-6100
                            Facsimile (615) 252-6105



                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our Firm under the caption "Experts" and to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement (Form S-3, No. 333-81984) pertaining to the Wilson Bank Holding Company Dividend Reinvestment Plan of our report dated January 7, 2005, with respect to the consolidated financial statements of Wilson Bank Holding Company included in the Annual Report (Form 10-K) for the year ended December 31, 2004.





                                             /s/ Maggart & Associates, P.C.
                                             -----------------------------------
                                             MAGGART & ASSOCIATES, P.C.



Nashville, Tennessee
July 5, 2005